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[PULASKI FINANCIAL CORP. LOGO]



             PULASKI BANK ELECTS GARY DOUGLASS CHAIRMAN OF THE BOARD

ST. LOUIS--May 1, 2009--Pulaski Financial Corp. (Nasdaq Global Select: PULB) today announced the election of Gary W. Douglass as Chairman of the Board of
its  wholly-owned  subsidiary,   Pulaski  Bank,  effective  immediately.   Mr.
Douglass joined Pulaski Bank on May 1, 2008 as Chief Executive Officer. At that time, he also joined the boards of both the Bank and its parent company, Pulaski Financial Corp.

Stan Bradshaw, Chairman of Pulaski Financial Corp., commented on the appointment, "This move reflects the confidence our Board of Directors has in Gary. Having taken the helm as CEO during one of the most difficult times in banking since the Great Depression, Gary has demonstrated tremendous leadership and ability. He continues to navigate difficult waters in a manner that engenders the confidence of the Board, our banking regulators, our employees and our customers. Gary has surpassed all of our initial high expectations."

As stated in the Company's April 21, 2009 press release announcing its earnings information for the quarter ended March 31, 2009, the Bank has continued to grow its franchise and prosper during this most difficult time. At March 31, assets totaled $1.46 billion, loans topped $1.28 billion and deposits stood at $1.09 billion -- all record levels for the Company. For the March quarter, records were also achieved for net interest income, mortgage revenues and core non-interest income.

Bradshaw continued, "While credit costs related to discontinued lending programs helped to depress net income for the quarter relative to the prior year, the Board is confident about the value currently being created by the Bank. The Board's recent decision to maintain its quarterly dividend of $0.095 per share, which was paid on April 15, 2009, bears witness to the results that have been obtained through Gary's leadership."

Pulaski Financial Corp., operating in its 87th year through its subsidiary, Pulaski Bank, serves customers throughout the St. Louis metropolitan area. The bank offers a full line of quality retail and commercial banking products through 12 full-service branch offices in St. Louis and three loan production offices in Kansas City and the St. Louis metropolitan area. The Company's website can be accessed at www.pulaskibankstl.com.

This news release may contain forward-looking statements about Pulaski Financial Corp., which the company intends to be covered under the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements. These forward-looking statements cover, among other things, anticipated future revenue and expenses and the future plans and prospects of the company. These statements often include the words "may," "could," "would," "should," "believes," "expects," "anticipates," "estimates," "intends," "plans," "targets," "potentially," "probably," "projects," "outlook" or similar expressions. You are cautioned that forward-looking statements involve uncertainties, and important factors could cause actual results to differ materially from those anticipated, including changes in general business and economic conditions, changes in interest rates, legal and regulatory developments, increased competition from both banks and non-banks, changes in customer behavior and preferences, and effects of critical accounting policies and judgments. For discussion of these and other risks that may cause actual results to differ from expectations, refer to our Annual Report on Form 10-K for the year ended September 30, 2008 on file with the SEC, including the sections entitled "Risk Factors." These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update them in light of new information or future events.

FOR ADDITIONAL INFORMATION CONTACT:
Paul Milano
Chief Financial Officer
Pulaski Financial Corp.
(314) 878-2210 Ext. 3827